UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201

West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 17, 2020, LiveXLive Media, Inc., a Delaware corporation (the “Company”), and UMG Recordings, Inc. (“UMGR”) entered into a Shares Issuance Agreement (the “Agreement”) pursuant to which the Company issued 2,415,459 shares (the “Shares”) of its common stock, $0.001 par value per share, at a price of $4.14 per share, to satisfy the Company’s payment obligation in the amount of $10,000,000.00 owed to UMGR (the “Threshold Amount”). The Shares will be issued to UMGR pursuant to the Company’s effective shelf Registration Statement on Form S-3, as amended (File No. 333-228909), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 19, 2018 and went effective on February 7, 2019 (the “Registration Statement”), and a prospectus supplement relating to the offering of the Shares filed with the SEC on July 22, 2020. In the event that the value of the Shares as of September 30, 2020 is less than the Threshold Amount, Slacker and the Company agreed to make an additional cash payment to UMGR in an amount equal to the difference between (i) the Threshold Amount and (ii) the sum of (x) the net proceeds of any sales of the Shares by UMGR plus (y) the aggregate value of the Shares not sold by UMGR as of such date. The settlement of the issuance of the Shares is expected to take place on or about July 22, 2020. The Company will not receive any cash proceeds from the offering of the Shares.

On July 22, 2020, the Company agreed to issue directly to a certain institutional investor and another investor a total of 1,820,000 shares (the “Investor Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for cash consideration of $7,534,800 at a price per share of $4.14. The net proceeds of this offering to the Company are expected to be approximately $7,100,000, after deducting estimated advisory fees and other estimated offering expenses payable by the Company, provided, that the advisory fees may be paid by the Company in cash and/or equity. The Company intends to use the net proceeds for repayment of debt of up to $5,000,000, working capital and general corporate purposes. The offering of the Investor Shares is being made pursuant to the Registration Statement, and a prospectus supplement relating to the offering filed with the SEC on July 22, 2020. The offering of the Investor Shares is expected to close on or about July 24, 2020.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The legal opinions, including the related consents, of Foley Shechter Ablovatskiy LLP are filed as Exhibits 5.1, 5.2, 23.1 and 23.2, respectively, to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1*	Opinion of Foley Shechter Ablovatskiy LLP regarding the Shares.
5.2*	Opinion of Foley Shechter Ablovatskiy LLP regarding the Investor Shares.
10.1*	Shares Issuance Agreement, dated as of July 17, 2020, by and between the Company and UMG Recordings, Inc.
23.1*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.1).
23.2*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.2).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

Dated: July 22, 2020	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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